                                                                       EXHIBIT 3


                                                                  EXECUTION COPY


                                VOTING AGREEMENT


         THIS VOTING AGREEMENT (this "Agreement") dated April 29, 2003, is entered into between KTTI HOLDING COMPANY, INC., a Delaware corporation ("Parent"), KTTI ACQUISITION COMPANY, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer"), and WILLIAM J. SHAW (the "Stockholder"), with respect to (i) the shares of common stock, par value $0.01 per share (the "Company Common Stock"), of Thousand Trails, Inc., a Delaware corporation (the "Company"), (ii) all securities exchangeable, exercisable or convertible into Company Common Stock, and (iii) any securities issued or exchanged with respect to such shares of Company Common Stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other change in the Company's capital structure, in each case whether now owned or hereafter acquired by the Stockholder (collectively, the "Securities").

         WHEREAS, Parent, Buyer and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") that provides for the merger (the "Merger") of Buyer with and into the Company;

         WHEREAS, as of the date hereof, the Stockholder beneficially owns and has the power to dispose of the Securities set forth on Schedule I hereto and has the power to vote the shares of Company Common Stock set forth thereon;

         WHEREAS, Parent and Buyer desire to enter into this Agreement in connection with their efforts to consummate the acquisition of the Company, and in consideration of Parent's and Buyer's agreements herein and in the Merger Agreement, Stockholder is willing to enter into this Agreement; and

         WHEREAS, capitalized terms used in this Agreement and not defined have the meaning given to such terms in the Merger Agreement.

         NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Covenants.

     1.1. Lock-Up. Subject to Section 1.4, during the term of this Agreement the Stockholder will not (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of in any manner any of the Securities, or consent or agree to do any of the foregoing except in connection with consummation of the Merger, (b) directly or indirectly, limit its right to vote in any manner any of the Securities (other than as set forth in this Agreement), including without limitation by the grant of any proxy, power of attorney or other authorization in or with respect to the Securities, by depositing the Securities into a voting trust, or by entering into a voting agreement, or consent or agree to do any of the foregoing, or (c) take any action which would restrict, limit or interfere with the performance of its obligations under this Agreement. Notwithstanding the foregoing, in connection with any transfer not involving or relating to any Acquisition Transaction, the Stockholder may transfer any or all of the Securities as follows: (i) in the case of a Stockholder that is an entity, to any subsidiary, partner or member of such Stockholder, and (ii) in the case of a Stockholder that is an individual, to the Stockholder's spouse, ancestors, descendants or any trust for any of their benefits or to a charitable trust; provided, however, that in any such case, prior to and as a condition to the effectiveness of such transfer, (x) each person or entity to which any of such Securities or any interest in any of such Securities is or may be transferred has executed and delivered to Parent and Buyer a counterpart to this Agreement, which counterpart shall by such transferee's execution thereof represent such transferee's agreement to be bound by all of the terms and provisions of this Agreement, and (y) this Agreement becomes the legal, valid and binding agreement of such person or entity, enforceable against such person or entity in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created by this Agreement is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

     1.2. No Solicitation. During the term of this Agreement, neither the Stockholder nor any agent, representative, affiliate (other than the Company) or associate (collectively, "Representatives") of the Stockholder will, directly or indirectly, except as permitted under the Merger Agreement and in the Stockholder's (or Representative's) capacity as a director or officer of the Company, (a) solicit, initiate or encourage the submission of any Acquisition Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person or entity any non-public information with respect to, or enter into any agreement with respect to, any Acquisition Proposal, in any case, from, to or with any person or entity other than Parent or Buyer or their respective designees. The Stockholder and its Representatives will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any such other parties conducted heretofore with respect to any of the foregoing. The Stockholder will notify Parent promptly if any party contacts the Stockholder following the date hereof (other than Parent or Buyer) concerning any Acquisition Proposal.

     1.3. Certain Events. This Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person or entity to which legal or beneficial ownership of any or all of the Securities passes, whether by operation of law or otherwise, including without limitation, the Stockholder's successors or assigns. This Agreement and the obligations hereunder will also attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by the Stockholder.

     1.4. Grant of Proxy; Voting Agreement.

          (a) The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities and hereby irrevocably appoints Parent as proxy for the Stockholder, with full power of substitution and resubstitution, to vote the Securities for the Stockholder and in the Stockholder's name, place and stead, at any annual, special or other meeting or action of the stockholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of the stockholders of the Company, in lieu of a meeting or otherwise in the following manner: (i) for the adoption and approval of the Merger Agreement and the Merger, (ii) against any Acquisition Proposal other than the Merger, (iii) against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, or which could reasonably be expected to result in any condition to Parent's and Buyer's obligations to consummate the Merger not being fulfilled, (iv) against any change in the present capitalization of the Company, (v) against any other material change to the Company's corporate structure or business or (vi) against any other action that under applicable law requires the approval of the Company's stockholders, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement or this Agreement. THE AUTHORITY GRANTED UNDER THE PROXY IS IRREVOCABLE UNTIL THE TERMINATION (AS HEREINAFTER DEFINED) AND DEEMED TO BE COUPLED WITH AN INTEREST. The parties acknowledge and agree that neither Parent, nor Parent's successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates owe any duty, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorneys' fees) and compensation of any kind or nature whatsoever, to the Stockholder in connection with or as a result of any voting (or refraining from voting) by Parent of the Securities subject to the irrevocable proxy hereby granted to Parent at any annual, special or other meeting or by action of the stockholders of the Company in lieu of a meeting or otherwise. The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy, Parent may vote the Securities in furtherance of its own interests, and Parent is not acting as a fiduciary for the Stockholder.

          (b) Notwithstanding the foregoing grant to Parent of the irrevocable proxy, if Parent elects not to exercise its rights to vote the Securities pursuant to the irrevocable proxy, the Stockholder agrees to vote the Securities during the term of this Agreement (i) in favor of or give its consent to, as applicable, a proposal to adopt and approve the Merger Agreement and the Merger as described in clause (i) of Section 1.4(a), (ii) against any Acquisition Proposal other than the Merger, (iii) against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, or which could reasonably be expected to result in any condition to Parent's and Buyer's obligations to consummate the Merger not being fulfilled, (iv) against any change in the present capitalization of the Company, (v) against any other material change to the Company's corporate structure or business or (vi) against any other action that under applicable law requires the approval of the Company's stockholders, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the consummation of the Merger or the transactions contemplated by the Merger Agreement or this Agreement, in each case at any annual, special or other meeting or action of the stockholders of the Company in lieu of a meeting or otherwise.

          (c) This irrevocable proxy will not be terminated by any act of the Stockholder or by operation of law, whether by the death or incapacity of the Stockholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which the Stockholder is acting as a fiduciary or the dissolution or liquidation of any corporation or partnership). If between the execution hereof and the Termination, the Stockholder should die or become incapacitated, or if any trust or estate holding the Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events occurs before the Termination, actions taken by Parent hereunder will be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, whether or not Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

          (d) Except as specifically set forth in this Agreement, the Stockholder will continue to hold and shall have the right to exercise all voting rights relating to the Securities.

     1.5. Public Announcement. The Stockholder will consult with Parent before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and will not issue any such press release or make any such public statement without the approval of Parent, except as may be required by law.

     1.6. Disclosure. The Stockholder hereby authorizes Parent and Buyer to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission (the "SEC") or the American Stock Exchange (the "Amex") or any other national securities exchange (including the Proxy Statement and all documents and schedules filed with the SEC in connection with the foregoing), its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement. Parent and Buyer hereby authorize the Stockholder to make such disclosure or filings as may be required by the SEC or the Amex or any other national securities exchange.

2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Buyer that:

     2.1. Ownership. The Stockholder is the sole legal and beneficial owner of the Securities set forth on Schedule I hereto, in each case free and clear of all liabilities, claims, liens, options, security interests, proxies, voting trusts, voting agreements, charges, participations and encumbrances of any kind or character whatsoever other restrictions on transfer required by applicable securities laws. For purposes of this Agreement, "beneficial owner" will have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Stockholder does not beneficially own any capital stock of the Company or any of its subsidiaries other than the Securities.

     2.2. Authorization. If the Stockholder is a partnership or other entity, the Stockholder has all requisite partnership or other entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Stockholder has sole voting power and sole power of disposition with respect to the Securities set forth on Schedule I with no restrictions on its voting rights or rights of disposition pertaining thereto. The Stockholder has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles. If the Stockholder is married and the Securities constitute community property, this Agreement has been duly authorized, executed and delivered by the Stockholder's spouse, and this Agreement is a legal, valid and binding agreement of the Stockholder's spouse, enforceable against the Stockholder's spouse in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

     2.3. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require the Stockholder to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity (other than any filings required under the Exchange Act), or
(b) violate, or cause a breach of or default under, or conflict with any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon the Stockholder, except for such violations, breaches, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to have an adverse effect on the Stockholder's ability to satisfy its obligations under this Agreement. No proceedings are pending which, if adversely determined, will have an adverse effect on the Stockholder's ability to vote or dispose of any of the Securities. The Stockholder has not previously assigned or sold to any third party any of the Securities set forth on Schedule I.

     2.4. Stockholder Has Adequate Information. The Stockholder is sophisticated with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Merger Agreement, the Merger and the execution of this Agreement and has independently and without reliance upon either Parent or Buyer and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that the agreement contained herein with respect to the Securities by the Stockholder is irrevocable, and that the Stockholder will have no recourse to the Securities, Parent or Buyer, except with respect to breaches of representations, warranties, covenants and agreements by Parent or Buyer expressly set forth in this Agreement.

     2.5. Parent's Excluded Information. The Stockholder acknowledges and confirms that (a) Parent or Buyer may possess or hereafter come into possession of certain non-public information concerning the Securities and the Company which is not known to the Stockholder and which may be material to the Stockholder's decision to enter into this Agreement ("Parent's Excluded Information") and (b) the Stockholder has requested not to receive Parent's Excluded

Information and has determined to satisfy its obligations hereunder notwithstanding its lack of knowledge of Parent's Excluded Information; provided, however, nothing contained in this Section 2.5 will limit the Stockholder's right to rely upon the express representations and warranties made by Parent or Buyer in this Agreement, or the Stockholder's remedies in respect of breaches of any such representations and warranties.

3. Representations and Warranties of Parent and Buyer. Parent and Buyer hereby represent and warrant to the Stockholder, as of the date hereof, that:

     3.1. Authorization. Parent and Buyer have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Parent and Buyer have duly executed and delivered this Agreement and this Agreement is a legal, valid and binding agreement of each of Parent and Buyer, enforceable against each of Parent and Buyer in accordance with its terms, subject to the qualification however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application related to or affecting creditors' rights and to general equity principles.

     3.2. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Parent or Buyer to file or register with, or obtain any material permit, authorization, consent or approval of, any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity, other than the applicable filing requirements under the Exchange Act and, if necessary, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or (b) violate, or cause a breach of or default under, any contract, agreement or understanding, any statute or law, or any judgment, decree, order, regulation or rule of any governmental agency, authority, administrative or regulatory body, court or other tribunal, foreign or domestic, or any other entity or any arbitration award binding upon Parent or Buyer, except for such violations, breaches or defaults which are not reasonably likely to have a material adverse effect on Parent's or Buyer's ability to satisfy its obligations under this Agreement.

4. Specific Performance. The Stockholder acknowledges that Parent and Buyer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available to Parent or Buyer upon the breach by the Stockholder of such covenants and agreements, Parent and Buyer will have the right without the posting of a bond to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

5. Miscellaneous.

     5.1. Term. This Agreement will terminate upon the earlier of (i) the consummation of the Merger, and (ii) the termination of the Merger Agreement in accordance with its terms (the "Termination"). At the Termination, this Agreement will become void and will be of no further force and effect, provided that nothing herein will relieve any party from liability for willful breaches of this Agreement prior to the Termination.

     5.2. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder's capacity as a record holder and beneficial owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by the Stockholder or any Representative of the Stockholder, as applicable, serving on the Company Board or on the board of directors of any of its subsidiaries or as an officer or fiduciary of the Company or any of its subsidiaries, acting in such person's capacity as a director, officer or fiduciary of the Company or any of its subsidiaries.

     5.3. Expenses. Each of the parties hereto will pay its own expenses incurred in connection with this Agreement. Each of the parties hereto warrants and covenants to the others that it will bear all claims for brokerage fees attributable to action taken by it. Notwithstanding the foregoing, if any party institutes an action with respect to any dispute of the terms of this Agreement, the prevailing party will be entitled to reimbursement on demand of all costs and expenses of such action including reasonable legal fees.

     5.4. Entire Agreement. This Agreement (together with the defined terms contained in the Merger Agreement that are used herein) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

     5.5. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, or (b) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     5.6. Binding Effect. This Agreement will be binding upon and inure to the benefit of and be enforceable only by the parties hereto and their respective representatives and permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the parties hereto or their respective representatives and permitted successors and assigns any rights, remedies or obligations under or by reason of this Agreement.

     5.7. Assignment. This Agreement will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that each of Parent and Buyer may freely assign its rights to another direct or indirect wholly owned subsidiary of Parent or Buyer without such prior written approval but no such assignment will relieve Parent or Buyer of any of its obligations hereunder. Any purported assignment without such consent will be void.

     5.8. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any agreement herein, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     5.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same agreement.

     5.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. Time is of the essence with respect to all provisions of this Agreement.

     5.11. Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed given (i) when delivered after mailing by certified mail (postage prepaid, return receipt requested), (ii) when delivered by hand, (iii) upon confirmation of receipt by facsimile or (iv) one business day after sending by overnight delivery service to the respective parties at the following addresses (or at such other address for a party as is specified in a notice given in accordance with this Section 5.11):

     (a) If to Parent
         or Buyer:          KTTI Holding Company, Inc.
                            KTTI Acquisition Company, Inc.
                            c/o Kohlberg & Company
                            258 High Street, Suite 100
                            Palo Alto, CA  94301
                            Attention: John S. Eastburn Jr.
                            Telecopy:  (650) 463-1481

         with a copy to:    Ropes & Gray
                            One International Place
                            Boston, Massachusetts 02110
                            Attention: Daniel S. Evans, Esq.
                            Telecopy:  (617) 951-7050

     (b) If to the
         Stockholder:       William J. Shaw
                            c/o Thousand Trails, Inc.
                            3801 Parkwood Boulevard, Suite 100
                            P.O. Box 2529
                            Frisco, TX  75034
                            Telecopy: (214) 618-7285
     with a copy to:        Gibson, Dunn & Crutcher LLP
                            2100 McKinney Avenue, Suite 1100
                            Dallas, TX  75201
                            Attention: Irwin F. Sentilles III, Esq.
                            Telecopy:  (214) 698-3400

     5.12. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles that would apply any other Law. Each of the parties submits to the jurisdiction of any state or federal court sitting in the state of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum or any other objection to the laying of venue or to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     5.13. Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     5.14. Further Assurances. From time to time at Parent's request and without further consideration, the Stockholder will execute and deliver to Parent or Buyer such documents and take such action as Parent may reasonably deem to be necessary or desirable to carry out the provisions hereof.

     5.15. Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     5.16. Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Parent, Buyer and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    KTTI HOLDING COMPANY, INC.



                                    By: /s/ John S. Eastburn
                                        ----------------------------------------
                                    Name: John S. Eastburn, Jr.
                                    Title:


                                    KTTI ACQUISITION COMPANY, INC.



                                    By: /s/ John S. Eastburn
                                        ----------------------------------------
                                    Name: John S. Eastburn, Jr.
                                    Title:


                                    STOCKHOLDER

                                    /s/ William J. Shaw
                                    --------------------------------------------
                                    William J. Shaw

                                                                      Schedule I


COMMON STOCK:

William J. Shaw: 43,392 shares of Company Common Stock

STOCK OPTIONS:

                               Options
               Date of        Outstanding        Exercise
                Grant          4/9/2003            Price
               --------       -----------        --------
Bill Shaw        8/1/96         179,568           0.690
Bill Shaw       5/19/99           1,417           4.250
Bill Shaw       5/19/99           2,783           4.250
Bill Shaw      12/19/00           2,500           4.750
Bill Shaw       9/17/01         600,000           5.930
                                -------
                                786,268
                                -------